- CONFIDENTIAL - December 3, 2012 Project Galaxy Confidential Discussion Materials for the Special Committee of the Board of Directors of Comet Exhibit (c)(3)

- CONFIDENTIAL -
Disclaimer
This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Special Committee of the Board of
Directors (the “Committee”) of Comet (the “Company”) in connection with its evaluation of the proposed transaction and the Company’s strategic alternatives and for no other purpose. The information contained herein is based upon information supplied by the Company and publicly-available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning solvency or fair value of the Company, its assets or any other entity. With respect to financial forecasts, including with respect to estimates of potential synergies, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the
Company as to the future financial performance of the Company, and at your direction we have relied upon such forecasts, as provided by the Company’s management, with respect to the Company and Saturn, including as to expected synergies. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise.
The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview's analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of the Company.
These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview is intended solely for the benefit and use of the Committee (in its capacity as such)
in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of the Company or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. This presentation is not a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview.

- CONFIDENTIAL -
Table of Contents
SECTION 1  .................................................................................................................... Situation Analysis
SECTION 2  ............................................................................................ Preliminary Valuation Analyses
APPENDIX A  ....................................................................................................... Supporting Information

- CONFIDENTIAL - Situation Analysis Section 1

- CONFIDENTIAL -
Centerview has been engaged by the Special Committee of the Board of Directors of Comet to advise it on matters related to a potential sale or other strategic transaction
Over the past several years, the Company has expended significant time and energy in exploring a range of potential transactions:
– Sourcing additional large-scale wholesale customer agreements
– Partnerships / change-of-control transactions (including multiple prior conversations with Saturn)
– “Excess” spectrum sales
– Financing transactions
– Restructuring alternatives
Above-referenced activities included members of Comet’s senior management team, Board of Directors and various financial advisors / lending sources, but pre-dated Centerview’s involvement
Situation Overview
Source: Comet management, public disclosures and Company filings.

- CONFIDENTIAL -
During this same period, Comet has:
– Signed several smaller wholesale arrangements, including with Leap Wireless, FreedomPop, etc.
– Raised more than $1 billion in equity and debt capital
– Renegotiated Sprint MVNO
– Funded more than $4.5bn in capital expenditures since 2009 to complete WiMax network and begin
LTE upgrades
– Continued cost-saving initiatives, including maximizing the profitability of retail operations
– Taken leadership position in driving global support for harmonized 2.5GHz usage and policies
Notwithstanding the Company’s above-referenced progress, several threshold issues persist:
– Management has indicated that the Company’s governance and ownership structure has impeded its ability to win new wholesale customers
• Impact of Saturn/Parent transaction is unknown, and may exacerbate issue
– Spectrum needs of domestic carriers have not yet become acute enough to force a strategic relationship or transaction with Comet
– Company has insufficient resources to fund its plan, with a $2bn+ funding gap through FCF-positive
• Plan assumes significant new wholesale volume, which to date the Company has been unable to secure
• Without additional wholesale customers, funding gap grows to almost $4bn
Situation Overview (cont’d.)
Source: Comet management, public disclosures and Company filings.

- CONFIDENTIAL -
Overview of Alternatives for Consideration
Realizable value
Saturn assumes obligations
Upon completion, eliminates key
risks
Interim funding
Conditionality
Impact if transaction does not close
SIGs’ support
Net proceeds help address funding
gap and provide time
Likely permits refinancing at
improved terms
Dipper’s intended use of
spectrum is unclear
Saturn’s reaction/response
Centerview’s analysis focuses on three key alternatives available to the Company
Addresses capital structure issues
Potential ability to address key
governance issues, uneconomic
leases, etc.
Highly-uncertain outcome
Equity recovery uncertain
Sale or liquidation of spectrum may
be required
Saturn and Dipper have ability to
influence process outcome
SIGs’ reaction/response
(however, provides addt’l time)
I. Sale to Saturn II. Sale of Spectrum to Dipper III. Chapter 11 Restructuring
Benefits
Considerations
Wholesale
Customers
Governance /
Ownership
Liquidity
Solution to Key Comet Issues?

- CONFIDENTIAL -
I. Summary of Saturn Proposal
Key Terms | Received November 21, 2012
Consideration
Conditions to
Sign - General
$2.60/share in cash for 100% of equity interests it
does not already own
Approval of Comet and Saturn Boards of Directors
Approval of Parent
Implies ~$0.20/MHz-pop
Structure
Reverse triangular merger
Conditions to
Sign - SIGs
Voting agreements in favor of the transaction
Equityholders’ Agreement is terminated
MVNO agreement is terminated
Saturn standstill is waived
Agreement to sell shares to Saturn irrespective of
transaction outcome (pursuant to RoFO)
Conditions to
Close
Comet shareholder vote
Closing of Saturn/Parent transaction
No MAE on Comet
No Comet dissenting shares in excess of specified
percentage (percentage not specified)
Regulatory approval and other standard closing
conditions
Expectation is that other than with respect to
existing exchangeable debt, transaction would not
trigger change of control of existing debt
Requires affirmative vote of 75% of all shares and
possibly majority of minority (non-Saturn
shareholders)
Parent has ability to terminate its transaction with
Saturn if it has not received financing by the drop-
dead date (October 2013)
Interim Financing
$600mm total availability, subject to network
milestones
1.00% Senior Exchangeable Notes due 2018
Exchangeable at $1.25/share (vs. $2.32 current)
Non-call life
Matching right on spectrum sale if transaction does
not close
Pari passu with existing exchangeable debt
Requires shareholder approval to increase
authorized shares
Proposal Comments

- CONFIDENTIAL -
I. Summary of Saturn Proposal
Key Financial Statistics
Source: Comet management, Company filings and FactSet, as of November 30, 2012.
(1) Based on 47.0bn MHz-pops.
Current Proposal Earth
$2.32 $2.60 $2.97 $3.00 $3.25
Incremental Value vs. Preliminary Proposal – – $279 $302 $491
Premia vs. Spot Prices
Relative to Current - 11/30/12 ($2.32) – 12.1% 28.0% 29.3% 40.1%
1-Day Prior to Receipt of Proposal - 11/20/12 ($2.12) 9.4% 22.6% 40.1% 41.5% 53.3%
1-Day Prior to Annc. of Saturn/Parent Txn - 10/10/12 ($1.30) 78.5% 100.0% 128.5% 130.8% 150.0%
Premia vs. Trading Averages
4-Weeks Prior to Current ($2.19) 5.8% 18.5% 35.4% 36.8% 48.2%
4-Weeks Prior to Receipt of Proposal ($2.11) 9.7% 23.0% 40.5% 41.9% 53.7%
4-Weeks Prior to Annc. of Saturn/Parent Txn ($1.44) 60.9% 80.3% 106.0% 108.1% 125.4%
EV / MHz-pop
(1)
$0.190 $0.199 $0.210 $0.211 $0.219

- CONFIDENTIAL -
I. Shareholder Considerations
Source: Comet management and Company filings.
Note: Shares in millions.  Based on basic shares outstanding.
(1) Pro forma for Saturn acquisition of shares from Earth.
(2) Includes Highbridge, Sirios, Chesapeake, Vanguard and Glenview.
(3) Assuming majority of minority vote.
Current Share Register
(1)
Current Share Register
(1)
Monitoring Saturn’s “agreement to acquire outright control” via acquisition of
Earth shares
Board has obligation to insure Company has cash to fund build-out and not allow only alternative to be sale to Saturn at distressed price
Advocates sale of excess spectrum
– AT&T’s purchase of NextWave spectrum implies Comet value of
$0.38/MHz-pop
– Sale of excess Comet spectrum could yield gross process of $6  - $9bn
– Suggests hiring banker to auction spectrum; Saturn to be prohibited from participating
Saturn should stop buying stock and relinquish Board seats, or make offer for
100% of Company
Any Saturn/Comet transaction should be subject to vote of non-Saturn shareholders
Crest
Crest
Mt. Kellett
Mt. Kellett
Generally agree with the contents of Mt. Kellet’s letter
Saturn/Parent merger may not be in best interest of Company’s minority shareholders
Comet should raise capital through sale of spectrum and/or sale of common stock
Believe differential consideration paid in Earth transaction unfairly benefits Class
B shareholders at the expense of Class A shareholders
Board should take a variety of steps to mitigate Saturn’s actions, with particular focus on standstill in Equityholders’ Agreement
Our understanding is that all members of Comet’s Board received copies of the Mt. Kellett and Crest letters when they were filed
Key Points in Mt. Kellett / Crest Correspondence
Shares
Total Class A and Class B Shares Outstanding 1,465.0
(Less): Shares Held By Saturn (739.0)
"Minority" Shares 726.0
Percentage of Minority Required to Approve Merger
(3)
50.1%
Minority Shares Required to Approve Merger 363.7
% of
Shares Non-Saturn
Comcast 88.5 12.2%
Bright House 8.5 1.2%
Intel 94.1 13.0%
Subtotal SIGs 191.1 26.3%
Mt. Kellet and Crest 99.0 13.6%
Next Five
(2)
179.1 24.7%
Other Public 256.8 35.4%
Total Non-Saturn 726.0 100.0%

- CONFIDENTIAL -
2,000
2,500
3,000
3,500
4,000
Nov-10 Feb-11 May-11 Aug-11 Nov-11 Feb-12 May-12 Aug-12 Nov-12
Parent Nikkei 225 - Indexed
I. Overview of Saturn Parent
Japanese holding company with operating subsidiaries
across Internet, telecom & technology
– Fixed-Line Telecom
– Internet (Yahoo Japan)
– Investments / affiliates include Renren & Alibaba
#3 Japanese wireless provider, with ~39mm subscribers
– PF for Saturn, will be #3 globally by mobile revenue
Parent has held an investment grade rating since 2011
Founder, Chairman & CEO Masayoshi Son holds a 21%
stake in Parent
JPY 3,090
$37.47
+6.6%
-4.9%
Source: Saturn filings, Wall Street research and FactSet, as of November 30, 2012.
Note: U.S. dollars in millions, converted at spot exchange rate.
(1) Pro forma for issuance of $3.1bn convertible note to Saturn.
(2) Minority interests reflects Yahoo Japan marked-to-market.
Stock Price $37.47
DSOs 1,105
Equity Value $41,410
Plus: Debt
(1)
31,226
Plus: Minority Interest
(2)
11,076
(Less): Cash & Equivalents
(1)
(10,743)
(Less): Unconsolidated Investments (12,200)
Enterprise Value $60,769
Trading Multiples
EV / Revenue EV / EBITDA P/E
CY2012E 1.50x 4.5x 10.3x
CY2013E 1.42 4.0 9.2
Forward Metrics
Revenue EBITDA EPS
CY2012E $40,602 $13,577 $3.65
CY2013E 42,794 15,032 4.07
– Mobile Comm.
– Broadband Infr.
Business Description Public Markets Overview
Two Year Stock Price Performance

- CONFIDENTIAL -
On October 15, 2012, Parent announced that it would acquire a 70% interest in Saturn in a series of transactions
Step 1
Parent %
Ownership
(3)
Closed
At Transaction Close
$8.0 billion cash to
Saturn balance sheet
$12.1 billion cash to Saturn
shareholders
$12.1bn
Cash
1.7bn
Shares
Step 2A
Step 2B
I. Overview of Saturn / Parent Transaction
New Saturn
Ownership
Parent invests
$3.1bn in
Convertible
Debt at $5.25
per share
(1)
Parent
invests $4.9bn in
newly issued
shares at $5.25
per share
(2)
Parent
70% Parent
Saturn Shareholders
16%
33%
70%
Saturn Shareholders may elect to
receive either $7.30 in cash or 1
share in New Saturn,
subject to proration
(55% Cash / 45% Stock)
30% Existing
Saturn
Shareholders
(1)
Converts into equity immediately prior to closing of steps 2A and 2B.
(2)
In addition, Parent receives five-year warrant to purchase 54.6 million shares in Saturn at $5.25 per share for total additional consideration of $287 million.
(3)
Reflects percentage ownership based on share count pro forma for all share issuance.
Source:    Saturn SEC filings.

- CONFIDENTIAL -
Standalone Pro Forma
(A) + (B)
(A) (B) Saturn w/ Additional
Saturn
(1)
Comet
(2)
$4.9bn from Parent
(3)
(A) + (B)
Current 9/2012PF Capital Structure
Gross Debt $24.5 $4.5 $25.8 $28.9
(Less): Cash (8.8) (1.2) (12.7) (7.8)
Net Debt 15.6 3.3 13.2 21.2
Illustrative 6/2013 Capital Structure
Gross Debt 24.4 4.4 25.8 28.9
(Less): Cash (6.3) (0.2) (9.1) (4.2)
Net Debt 18.1 4.2 16.6 24.6
Illustrative Leverage Statistics
Gross Debt / LTM EBITDA 5.1x nm 5.5x 6.2x
Net Debt / LTM EBITDA 3.3 nm 2.8 4.5
LTM (9/2012) EBITDA $4.8 ($0.1) $4.7 $4.7
Gross Debt / Proj. LTM EBITDA 4.8x nm 5.3x 5.9x
Net Debt / Proj. LTM EBITDA 3.5 nm 3.4 5.0
Proj. LTM EBITDA $5.1 ($0.2) $4.9 $4.9
Does not reflect impact of synergies; see following page for detail
I. Illustrative Consolidation Math
9/12PF
6/13E
Source: Comet management, Company filings and Wall Street research.
Note: For illustrative purposes assumes Comet acquisition at $3.00 / share.
(1) Current capital structure is pro forma for $3.1bn convertible note issuance, purchase of Earth stake in Comet, purchase of U.S. Cellular spectrum and consent solicitation fee.  6/2013 capital structure reflects Wall Street estimates.
(2) Debt excludes spectrum leases for purposes of leverage analysis.
(3) Pro forma for conversion of $3.1bn convertible note to equity.

- CONFIDENTIAL -
I. Illustrative Synergy Analysis
Source: Comet management.
Note: U.S. dollars in millions.
2013E 2014E 2015E 2016E 2017E
Operating Expense Synergies
Comet ($5) $258 $35 $932 $932
Saturn 75 225 300 300 300
Total $70 $483 $335 $1,232 $1,232
Capital Expenditure Synergies
Comet $178 $169 $97 $97 $97
Saturn 710 710 – – –
Total $888 $879 $97 $97 $97
On a preliminary basis, Comet management has presented to Saturn the potential to realize up to $1.2bn in annual operating savings, and more than $1.6bn in aggregate near-term CapEx savings
Saturn may not necessarily agree with these amounts

- CONFIDENTIAL -
II. Overview of Dipper
Provides basic and pay-TV content, digital receiver systems, online video streaming and home movie rental subscription
services
Delivers movie and television content through direct broadcast satellite (“DBS”) pay-TV
– ~14mm U.S. subscribers
In recent years, Dipper has made significant investments in
spectrum
– $718mm to acquire certain 700MHz wireless licenses
– $2.8 billion total to acquire DBSD and Terrestar, including
MSS spectrum holdings (pending FCC approval)
Dipper has a large position across all of Comet’s debt tranches
– Holds $490mm Sr. Secured Notes, $189mm Second Lien
Notes and $162mm Exchangeable Notes
Stock Price $37.04
DSOs 455
Equity Value $16,853
Plus: Debt 10,391
(Less): Cash & Equivalents (6,400)
Enterprise Value $20,844
Trading Multiples
EV / Revenue
(1)
EV / EBITDA
(1)
P/E
CY2012E 0.94x 4.5x 23.6x
CY2013E 0.91 4.2 15.6
Forward Metrics
Revenue EBITDA EPS
CY2012E 14,275 $2,971 $1.57
CY2013E 14,708 3,181 2.37
Business Description
Public Market Overview
$10.00
$20.00
$30.00
$40.00
Nov-10 Feb-11 May -11 Aug -11 Nov-11 Feb-12 May -12 Aug -12 Nov-12
Two Year Stock Price Performance
Two Year Stock Price Performance
$37.04
+101.4%
+20.0%
S&P – Indexed Dipper
Source:
Saturn filings, Wall Street research and FactSet, as of November 30, 2012.
Note: U.S. dollars in millions.
(1) Enterprise value multiples exclude estimated value of spectrum holdings as per Wall Street estimates.

- CONFIDENTIAL -
II. Summary of Expected Dipper Proposal
Spectrum
Adjustments
~40MHz contiguous spectrum in LTE Band 41
11,367 total MHz-pops
–
9,528 MHz-pops Owned
–
1,839 MHz-pops Leased
~$177mm NPV of spectrum lease payments
~$200 - $600mm tax liability
Revised from original verbal interest in ~63MHz
Gross Value
~$0.214/MHz-pop
$2.4 billion gross proceeds
Net Value
~$0.181/MHz-pop (1)
~$1.7bn - $2.1bn in aggregate
Tax liability dependent on Sprint decision regarding
use of NOLs (if available) vs. conversion to Class A
shares
Other
Dipper has expressed willingness to consider using
acquired Comet debt as partial consideration
Liquidity Impact
Source: Comet management.
(1) Assumes $200 million tax liability.
Debt agreements restrict use of proceeds from asset
sale
–
Baskets allow for funding of (i) up to one year of
capex and (ii) operating expenses up to 25% of
proceeds (less amounts used to fund capex)
–
Remainder must be used to tender for first lien
debt
If holders do not tender debt, Comet’s use of
proceeds is not restricted
–
Current trading levels suggest debtholders may
not tender
N/A
Proposal Comments

- CONFIDENTIAL -
Comet Current MHz-pops 47,000
Less: MHz-pops Sold to Dipper (11,367)
Pro Forma MHz-pops 35,633
Illustrative Value of Remaining Spectrum ($ / MHz-pop) $0.180 $0.200 $0.214 $0.220 $0.250
Implied Total Enterprise Value $6,414 $7,127 $7,625 $7,839 $8,908
Less: Total Debt
(1)
($4,486) (4,486) (4,486) (4,486) (4,486)
Less: NPV of Spectrum Leases
(2)
(1,623) (1,623) (1,623) (1,623) (1,623)
Plus: Cash
(3)
2,884 2,884 2,884 2,884 2,884
Implied Equity Value $3,189 $3,902 $4,401 $4,615 $5,684
Implied Share Price
(4)
$2.14 $2.61 $2.95 $3.09 $3.81
II. Illustrative Valuation Impact of Potential Dipper Transaction
Source: Comet management.
Note: U.S. dollars in millions.
(1) Projected year-end 2012 balance.
(2) Comet management estimate.
(3) Pro forma for Dipper proceeds.
(4) Based on 1,494 million diluted shares outstanding.
In addition to its financial impact, a spectrum sale to Dipper must be evaluated relative to its potential strategic impact, which is currently uncertain

- CONFIDENTIAL -
II. Potential Dipper Transaction May Enhance Financing Options
Comet has been an active participant in the capital markets
– Has maintained a regular dialogue with key financing sources
Stand-alone financing options may be available to Comet but are incremental and do not satisfy Comet’s funding gap
– Moreover, pursuit of such options at this juncture may send an unintended signal to the market and impair Comet’s future negotiating leverage with Saturn
Without another substantial wholesale customer, Comet’s funding gap remains at least $2bn post-
spectrum sale (see page 34)
While Spectrum sale will validate asset value, and may lead to enhanced shareholder interest, availability of funding will remain an issue
– Equity constrained by authorized shares and Saturn pre-emptive rights
– Limited / no senior capacity
– Limited junior availability / unattractive cost of capital
Observations

- CONFIDENTIAL -
We believe chapter 11 is a viable fall-back option should the current Saturn discussions fail
– We have discussed same with Blackstone, Comet’s restructuring advisor, and are in agreement
Chapter 11 not typically an offensive, equity value-maximizing strategy
– Difficult to expect greater equity value than Saturn proposal
Key stakeholders will pursue their own value-maximizing goals, including:
– Saturn: Equity ownership will give it significant influence on ultimate resolution
• Can defease or assume all financial indebtedness and, again, become fulcrum and controlling stakeholder
– Dipper: May seek to pursue conversion of debt securities into controlling equity position
• Will have standing to influence process and has expertise in chapter 11 spectrum deals (e.g., DBSD,
Terrestar); has resources to aggressively pursue investment
– SIGs/public : Will fight to maximize equity value using existing strategic proposals as benchmarks
• Will aggressively prosecute their position in chapter 11; could pursue litigation strategy
Due to disparate valuation perspectives, full marketing process may be required to determine spectrum
FMV
Sale of entire portfolio would be largest-ever spectrum sale by a significant margin
III. Chapter 11 Considerations

- CONFIDENTIAL -
III. Chapter 11 Considerations
Restructuring plan agreed with key creditors prior
to filing
Court process used to confirm plan
Company files without a pre-negotiated exit plan
Court process provides protection to Company
and stakeholders
Enhances negotiating leverage with key
constituencies
Reduces uncertainty and time to resolution
Addresses liquidity needs
Minimizes liquidation risk
Available option if pre-arranged filing is not possible
(e.g., unable to build consensus, liquidity
deteriorates, etc.)
Will be a key party—at least initially—to any
negotiations
May pursue spectrum acquisition
Potential for cooperation with Dipper
Will seek to protect existing MVNO agreements
Potential stalking horse in asset sale(s)
May require Debtor in Possession financing to fund
liquidity needs during case
We understand that the Company is in the process of exploring—as a fall-back—various restructuring alternatives
Capital structure positions makes Dipper a key
constituency
Will be focused on acquiring spectrum
Could offer to swap debt for equity and/or new
financing
Concerned about cram-up
Potential for cooperation with Saturn
Same as at left
Pre-Arranged Chapter 11 Filing Non Pre-Arranged Chapter 11 Filing
Description
Benefits
Saturn
Considerations
Dipper
Considerations

- CONFIDENTIAL -
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
120.0%
140.0%
Nov-10 Feb-11 May-11 Aug-11 Nov-11 Feb-12 May-12 Aug-12 Nov-12
III. Chapter 11 Considerations
14.75% Senior Secured
Notes due 2016
12% Second Priority
Secured Debt due 2017
8.25% Exchangeable
Notes due 2040
124.125%
109.625%
104.875%
(1)
95.625%
Low 70.6% 94.6% 35.6% 23.5%
High 110.7% 128.4% 113.6% 114.6%
Average 98.1% 106.4% 89.7% 76.8%
Oct 10, 2012 (2) 98.8% 107.9% 92.1% 72.5%
12% Senior Secured
Notes due 2015
(1)
Oct-12: Saturn-
Parent transaction
announced
Source: Advantage Data.
Historical Debt Trading Levels
(1)
Reflects weighted average of two largest tranches of 2015 senior secured notes.
(2)
One day prior to Saturn-Parent transaction announcement.

- CONFIDENTIAL - Preliminary Valuation Analysis Section 2

- CONFIDENTIAL -
Centerview’s valuation analysis includes a number of different valuation methodologies, each with its own particular considerations:
Overview of Valuation Methodologies Employed
Historical Trading
Ranges
Precedent
Transactions
Relevant to consider Comet trading levels both
before and since the announcement of the
Saturn/Parent transaction
All cash transactions
Minority squeeze-outs
Each transaction is situation-specific
Analyst Price Targets
Wide range of expectations and assumptions
Generally based on per-MHz-pop valuations and DCF
Precedent Spectrum
Acquisitions
Recent strategic acquisitions of material spectrum blocks
Each transaction is situation-specific
Discounted Cash Flow
Analysis
Intrinsic value based on projected future free cash
flow profile
Analysis is impacted by assumptions around future
wholesale customers
$0.90 - $2.69 52-week range (based on closing
prices)
Median of both cash transactions overall and minority
squeeze-outs is in the ~30% range
$2.00 - $4.00 range (excluding high/low)
Most-similar spectrum has traded in the $0.18 -
$0.26 / MHz-pop range
Very wide range of outcomes depending on
assumptions
Management plans require significant additional
funding to realize DCF value which may not be
achievable
Comments Observations

Relative to Receipt of Proposal

Relative to Receipt of Proposal

CENTERVIEW PARTNERS

- CONFIDENTIAL -
Analysis at Various Prices
Source: Comet management, Company filings and FactSet, as of November 30, 2012.
Note: U.S. dollars in millions, except per MHz-pop and per share amounts.  Date ranges reflect calendar ranges (e.g., 30 days reflects 30 calendar days).
(1) Based on 1,494 million diluted shares outstanding.
(2) Comet management estimate.
(3) Based on 47.0bn MHz-pops.
Current Proposal Earth Impl. Dipper
$2.32 $2.60 $2.80 $2.97 $3.00 $3.08 $3.25 $3.50
Aggregate Equity Value
(1)
$3,465 $3,883 $4,182 $4,436 $4,481 $4,601 $4,854 $5,228
Plus: Debt 4,486 4,486 4,486 4,486 4,486 4,486 4,486 4,486
Plus: NPV of Spectrum Leases
(2)
1,800 1,800 1,800 1,800 1,800 1,800 1,800 1,800
(Less): Cash & S-T Investments (828) (828) (828) (828) (828) (828) (828) (828)
Aggregate Enterprise Value
$8,922 $9,340 $9,639 $9,893 $9,938 $10,058 $10,311 $10,685
Transaction Highlights
Value of Non-Saturn Equity 1,750 1,962 2,113 2,241 2,264 2,324 2,452 2,641
Incremental Value vs. Preliminary Proposal - - 151 279 302 363 491 679
% Increase vs. Preliminary Proposal - - 7.7% 14.2% 15.4% 18.5% 25.0% 34.6%
Premia
Spot Prices
Relative to Current ($2.32) - 12.1% 20.7% 28.0% 29.3% 32.8% 40.1% 50.9%
1-Day ($2.12) 9.4% 22.6% 32.1% 40.1% 41.5% 45.3% 53.3% 65.1%
1-Week ($2.16) 7.7% 20.6% 29.9% 37.8% 39.2% 42.9% 50.8% 62.4%
4-Weeks ($1.87) 24.1% 39.0% 49.7% 58.8% 60.4% 64.7% 73.8% 87.2%
1-Day Prior to Annc. of Saturn/Parent Txn ($1.30) 78.5% 100.0% 115.4% 128.5% 130.8% 137.0% 150.0% 169.2%
Relative to 52-Wk. High ($2.69) (13.8%) (3.3%) 4.1% 10.4% 11.5% 14.5% 20.8% 30.1%
Trading Averages
4-Weeks to Current ($2.19) 5.8% 18.5% 27.6% 35.4% 36.8% 40.4% 48.2% 59.6%
4-Weeks ($2.11) 9.7% 23.0% 32.5% 40.5% 41.9% 45.7% 53.7% 65.6%
3-Mos. ($1.79) 29.3% 44.9% 56.0% 65.5% 67.2% 71.7% 81.1% 95.0%
6-Mos. ($1.51) 53.3% 71.8% 85.0% 96.2% 98.2% 103.5% 114.7% 131.2%
4-Weeks Prior to Annc. of Saturn/Parent Txn ($1.44) 60.9% 80.3% 94.2% 106.0% 108.1% 113.7% 125.4% 142.8%
3-Mos. Prior to Annc. of Saturn/Parent Txn ($1.43) 62.4% 82.0% 96.0% 107.9% 110.0% 115.7% 127.5% 145.0%
EV / MHz-pop
(3)
$0.190 $0.199 $0.205 $0.210 $0.211 $0.214 $0.219 $0.227

- CONFIDENTIAL -
$0.75
$1.25
$1.75
$2.25
$2.75
Nov-11 Jan-12 Mar-12 May-12 Jul-12 Sep-12 Nov-12
Recent Share Price Performance
4-Weeks Avg. Prior to
Receipt of Proposal: $2.11
3-Mos. Avg. Prior to
Receipt of Proposal: $1.79
6-Mos. Avg. Prior to
Receipt of Proposal: $1.51
3-Mos. Avg. Prior to Annc. of
Saturn/Parent Txn: $1.43
Source: FactSet, as of November 30, 2012.
4-Weeks Avg. Prior to Annc. of
Saturn/Parent Txn: $1.44
Saturn Proposal: $2.60

- CONFIDENTIAL -
Source: Wall Street research and FactSet, as of November 30, 2012. Excludes analysts for whom price target is not available.
(1) Reflects standardized text, as per ThomsonOne.
(2) Reflects near-term price target, as per analyst research.
Analyst Price Targets
Price Report Valuation
Analyst Rating
(1)
Target
(2)
Date Methodology
Zachary Buy $5.00 Oct-12 not provided
BofA Merrill Lynch Buy 4.00 Oct-12 $0.15-$0.30 / MHz-pop
Wells Fargo Buy 3.75 Jul-12 $0.17-$0.19 / MHz-pop
Davidson Buy 3.00 Oct-12 not provided
Guggenheim Buy 3.00 Oct-12 not provided
JANCO Buy 2.75 Aug-12 not provided
Macquarie Hold 2.75 Nov-12 DCF "Scenario Analysis"
RBC Hold 2.50 Nov-12 $0.25 / MHz-pop
Jefferies Hold 2.00 Oct-12 DCF / Spectrum-based
Evercore Hold 1.75 Oct-12 Spectrum-based
UBS Hold 1.75 Oct-12 DCF-based

- CONFIDENTIAL -
Date Txn Total
Acquiror Target $ / MHz-pop Annc. Value MHz-pop Comment
Comet
Saturn
Spectrum
5/7/08 $7,400 28,989
Reflects price for spectrum contributed by Saturn for stake
in Comet
Dipper Comet NA $2,433 11,367 Preliminary Dipper proposal to Comet
Saturn Earth 10/17/12 9,893 47,000 Based on $2.97/share
Comet BellSouth 2/15/07 300 1,700 Regulatory divestiture in connection with AT&T/BellSouth
AT&T NextWave 8/2/12 600 2,846
Price includes guard bands; ex. yields $0.37 / MHz-pop
Subject to FCC approval of AT&T / Sirius plan
Harbinger
(LightSquared)
SkyTerra 9/23/09 1,849 7,500 Regulatory requirement for significant build-out
Dipper DBSD 2/1/11 1,364 6,000
Transactions included satellites
Required $114mm payment to Saturn
Dipper Terrestar 6/14/11 1,382 6,600
FCC approval required prior to terrestrial use
Distressed sale
Verizon SpectrumCo 12/2/11 3,600 5,180
Contiguous with holdings / able to immediately deploy
Part of larger agreement with Cable Companies
Verizon Cox 12/16/11 315 560
Contiguous with holdings / able to immediately deploy
Complementary to SpectrumCo Acquisition
Various
Nextwave
Spectrum
7/17/08 150 593
$0.253
$0.563
$0.695
$0.209
$0.227
$0.247
$0.211
$0.176
$0.210
$0.214
$0.255
Precedent Spectrum Acquisitions
(3) (4)
(2)
(5)
(5)
(1)
(6)
Source:   Company filings, FCC reports and Wall Street research.
Note:    Figures in millions, except $ / MHz-pop.
(1)
   Reflects total transaction size at headline “target” price of $20 / share (price after post-closing adjustments to be within $17-$23 range).
(2)
   Reflects Sprint spectrum to be contributed, as of 4/30/08. Merger agreement specifies a minimum of 27,540 MHz-pops at closing.
(3)    Transaction was primarily WCS but also included AWS spectrum.
(4)    Includes C/D blocks not immediately usable due to requirement for “guard bands.” 1,607 MHz-pops excluding C/D blocks.
(5)    Final closing prices as per Q1’12 10-Q.
(6)    Divestiture included both 10 and 20 MHz blocks; assumes average of 15 MHz, as per Wall Street research.

- CONFIDENTIAL -
20%
32%
38%
45%
23%
100%
23%
35%
39%
44%
21%
95%
27%
38%
46%
53%
39%
61%
1-Day  1-Week  4-Weeks 1-Day  1-Week  4-Weeks 1-Day  1-Week  4-Weeks 1-Day  1-Week  4-Weeks 1-Day  1-Week  4-Weeks 1-Day  1-Week  4-Weeks
Precedent Premiums Paid in Recent Cash Transactions
Source: Thomson SDC.
(1) Includes 106 cash-only transactions announced since January 1, 2009 with non-financial, non-real estate public U.S. targets.
25
th
Percentile Median Mean 75
th
Percentile
Preliminary Saturn Proposal
Selected All-Cash Transactions with Equity Values between $1.0-$5.0 billion
(1)
Relative to
Receipt of
Proposal
Prior to
Parent-Saturn
Announcement

- CONFIDENTIAL -
Initial Offer Final Offer
Date Ownership Txn Premium Price
Annc. Closed Target Acquiror % Prior % Acq. % PF Value (1) Price Prem. (2) Price 1-Day 1-Week 4-Week Increase
(3)
6/2/10 8/30/10 Gerdau Ameristeel
Gerdau Steel N.
America
66.3% 33.7% 100.0% $1.6 $11.00 53.4% $11.00 53.4% 57.1% 56.9% -
9/4/09 10/28/09
Odyssey Re
Holdings
Fairfax Financial
Holdings
72.6% 27.4% 100.0% 1.0 60.00 20.0% 65.00 30.0% 29.9% 39.9% 8.3%
8/12/08 11/5/08 UnionBanCal
Bank of Tokyo-
MUFJ
65.4% 34.6% 100.0% 3.7 63.00 9.1% 73.50 27.2% 29.5% 104.4% 16.7%
7/21/08 3/26/09 Genentech Roche Holdings AG 55.7% 44.3% 100.0% 46.8 89.00 8.8% 95.00 16.1% 26.0% 28.1% 6.7%
3/10/08 1/2/09
Nationwide
Financial
Nationwide Mutual
Insurance
66.3% 33.7% 100.0% 2.5 47.20 26.7% 52.25 40.2% 31.0% 31.0% 10.7%
11/20/06 4/20/07 TD Banknorth
TD Bank Financial
Group
57.0% 43.0% 100.0% 3.2 32.33 7.3% 32.33 7.3% 9.1% 8.6% -
2/6/06 5/16/06
Lafarge North
America
Lafarge S.A. 53.2% 46.8% 100.0% 2.9 75.00 17.4% 85.50 33.8% 34.4% 40.5% 14.0%
9/1/05 11/8/05 7-Eleven Seven & I Holdings 72.7% 27.3% 100.0% 1.3 32.50 14.7% 37.50 32.3% 31.0% 14.1% 15.4%
8/2/04 12/8/04
Cox
Communications
Cox Enterprises 62.2% 37.8% 100.0% 8.5 32.00 16.0% 34.75 26.0% 24.6% 25.2% 8.6%
Min 7.3% 7.3% 9.1% 8.6% -
Mean 19.3% 29.6% 30.3% 38.8% 8.9%
Median 16.0% 30.0% 29.9% 31.0% 8.6%
Max 53.4% 53.4% 57.1% 104.4% 16.7%
Mean 11.5%
Median 10.7%
Precedent Minority Squeeze-Out Transactions
Selected Cash Transactions Greater than $1.0 billion
Source: Company filings, Thomson SDC, Bloomberg and Capital IQ.
Note: Date ranges reflect calendar ranges (e.g., 30 days reflects 30 calendar days).
(1) Reflects value of equity acquired. U.S. dollars in billions.
(2) Premium to target’s stock price 1-day prior to initial announcement.
(3) Initial to final.
All Transactions
Transactions with Price Increases

- CONFIDENTIAL -
Management has provided Centerview with two sets of financial projections, differing primarily with respect to the Company’s assumed wholesale customer base:
– Multi-Customer Case (“MCC”) assumes substantial non-Saturn LTE network traffic beginning in 2014
(~70% of total revenue by 2015)
– Single-Customer Case (“SCC”) assumes Saturn remains Comet’s only wholesale customer
Both cases assume ongoing LTE upgrades and retail strategy consistent with announced plans
In evaluating the feasibility and value of these plans, we note the following:
– Despite a concerted effort over the past several years, Comet has yet to attract another meaningful wholesale customer other than Saturn
• Given an estimated nine-month lead time to put traffic on-net, the MCC implies one or more very significant new-customer win(s) in the immediate future
– Both the MCC and the SCC contemplate substantial funding gaps (~$2bn and ~$4bn, respectively) to reach free cash flow positive
• Potential sources of funds include capital markets solutions and/or spectrum sales, but uncertainty around the timing and amount of available funding impacts the feasibility of these plans
Management Plan Overview
Centerview Observations
Source: Comet management.

- CONFIDENTIAL -
12 -'20
2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E CAGR
MCC
Revenue $1,253 $1,262 $1,207 $1,082 $2,351 $3,905 $5,098 $6,145 $7,141 $7,447 24.8%
Adjusted EBITDA
(1)
($305) ($168) ($280) ($482) $748 $2,275 $3,696 $4,871 $5,763 $5,940 NM
% Margin -24.3% -13.3% -23.2% -44.5% 31.8% 58.3% 72.5% 79.3% 80.7% 79.8%
Capital Expenditures (220) (157) (327) (294) (235) (390) (510) (614) (714) (745) 21.5%
Interest Expense (477) (514) (512) (511) (511) (510) (510) (510) (510) (510) -0.1%
Free Cash Flow (1,368) (624) (1,113) (1,269) (389) 1,200 2,524 2,184 2,600 2,768 NM
Cash Balance / (Deficit)
$1,108 $828 ($350) ($1,654) ($898) $1,596 $3,743 $6,306 $9,036
SCC
Revenue $1,253 $1,262 $1,191 $839 $1,211 $1,714 $2,101 $2,434 $2,749 $2,904 11.0%
Adjusted EBITDA
(1)
($305) ($168) ($267) ($717) ($387) $106 $745 $1,287 $1,554 $1,640 NM
% Margin -24.3% -13.3% -22.4% -85.4% -32.0% 6.2% 35.5% 52.9% 56.5% 56.5%
Capital Expenditures (220) (157) (293) (317) (154) (171) (238) (243) (279) (298) 8.4%
Interest Expense (477) (514) (512) (511) (511) (510) (510) (510) (510) (510) -0.1%
Free Cash Flow (1,368) (624) (1,065) (1,545) (1,267) (641) (57) 487 725 812 NM
Cash Balance / (Deficit)
$1,108
$828 ($301) ($1,882) ($3,181) ($3,845) ($3,481) ($2,794) ($2,021)
Management Plan Overview
Source: Financial projections per Comet management.
Note: U.S. dollars in millions.
(1) Adjusted EBITDA excludes non-cash charges per Comet management calculation.
Financial Summary
Indicates Maximum Funding Gap
($2,075)
($3,932)

- CONFIDENTIAL -
Management Plans vs. Street Estimates
'12 -'15
2012E 2013E 2014E 2015E CAGR
Revenue
Consensus Estimate
(1)
$1,266 $1,344 $1,353 $1,579 5.7%
MCC $1,262 $1,207 $1,082 $2,351 16.8%
MCC vs. Consensus (0.3%) (10.2%) (20.0%) 48.9%
SCC $1,262 $1,191 $839 $1,211 -1.0%
SCC vs. Consensus (0.3%) (11.4%) (38.0%) (23.3%)
# Analysts 16 15 6 2
Adjusted EBITDA
Consensus Estimate
(1)
($164) ($152) ($42) $189 NM
MCC ($168) ($280) ($482) $748 NM
SCC ($168) ($267) ($717) ($387) NM
# Analysts 16 15 6 2
Source:  Financial projections per Comet management, ThomsonOne and Wall Street research.
Note:
U.S. dollars in millions.
(1)        Based on mean of forecasts.

WACC					

WACC					

WACC					

WACC					

Centerview Partners

- CONFIDENTIAL -
Illustrative DCF Value
Source: Financial projections per Comet management.
Note: Includes present value of NOLs per management.
MCC – Equity Value / Share
MCC – Equity Value / Share
SCC – Equity Value / Share
SCC – Equity Value / Share
Plan requires ~$2.0 billion additional
funding to achieve forecast
Plan requires ~$4.0 billion additional
funding to achieve forecast
SCC – Implied Terminal Value Multiple MCC – Implied Terminal Value Multiple
Perpetuity Growth Rate
e
($1.4) 0% 1% 2% 3%
12.5% ($1.33) ($1.17) ($0.98) ($0.74)
15.0% (1.91) (1.81) (1.71) (1.58)
17.5% (2.29) (2.23) (2.17) (2.09)
Perpetuity Growth Rate
e
$6.7 0% 1% 2% 3%
12.5% $7.30 $7.92 $8.66 $9.55
15.0% 4.89 5.25 5.67 6.16
17.5% 3.22 3.45 3.71 4.00
Perpetuity Growth Rate
4.5x 0% 1% 2% 3%
12.5%
3.8x 4.2x 4.7x 5.2x
15.0%
3.2 3.5 3.8 4.1
17.5%
2.7 2.9 3.2 3.4
Perpetuity Growth Rate
4.8x 0% 1% 2% 3%
12.5%
4.1x 4.5x 5.0x 5.5x
15.0%
3.4 3.7 4.0 4.4
17.5%
2.9 3.1 3.4 3.6

- CONFIDENTIAL - Supporting Information Appendix A

- CONFIDENTIAL -
Illustrative Cash Flow Impact of Potential Dipper Transaction
Source: Financial projections per Comet management.
Note: U.S. dollars in millions.
(1) Based on weighted average interest rate of 12.25% on Senior Secured Notes.
Refinancing of Senior Secured Notes
could help address funding gap
Multiple Carrier Case Single Carrier Case
Gross Proceeds to Comet $2,433 $2,433
Less: NPV of Spectrum Leases (177) (177)
Less: Cash Taxes (200) (200)
Less: 2013E CapEx Spend (a) (327) (293)
Less: 25% of Proceeds after CapEx Reserve (b) (432) (441)
Proceeds to be Used to Tender for Debt $1,296 $1,322
2013E 2014E 2015E 2016E 2017E 2013E 2014E 2015E 2016E 2017E
Memo: Status Quo Cash Balance ($350) ($1,654) ($2,075) ($898) $1,596 ($301) ($1,882) ($3,181) ($3,845) ($3,932)
Status Quo Period Cash Flow ($1,178) ($1,305) ($420) $1,176 $2,494 ($1,130) ($1,581) ($1,298) ($665) ($87)
Net Proceeds from Spectrum Sale (after Tender) 1,296 - - - - 1,322 - - - -
Proceeds Reserved for CapEx / General (a+b) 759 - - - - 734 - - - -
Annual Interest Savings
(1)
- - - - - - - - - -
Pro Forma Ending Cash Balance $1,706 $401 ($19) $1,157 $3,651 $1,754 $173 ($1,125) ($1,790) ($1,877)
Status Quo Period Cash Flow ($1,178) ($1,305) ($420) $1,176 $2,494 ($1,130) ($1,581) ($1,298) ($665) ($87)
Net Proceeds from Spectrum Sale (after Tender) - - - - - - - - - -
Proceeds Reserved for CapEx / General (a+b) 759 - - - - 734 - - - -
Annual Interest Savings
(1) 159 159 159 159 159 162 162 162 162 162
Pro Forma Ending Cash Balance $568 ($578) ($839) $496 $3,149 $594 ($825) ($1,961) ($2,464) ($2,389)
Assuming No
Holders Tender
Assuming 100%
of Holders
Tender

- CONFIDENTIAL -
Shares Issued (MM) 360 360 360 360
Issue Price $2.20 $2.00 $1.80 $1.60
Implied Discount - -9.1% -18.2% -27.3%
Gross Proceeds ($MM) $790 $718 $646 $574
Dilution 19.7% 19.7% 19.7% 19.7%
Financing Considerations
Source: Comet management and SEC filings.
(1) Assumes refinancing of Senior Secured Notes at 8.5% annual interest rate.
Senior Debt
Lenders have indicated potential ability to refinance a
portion of $3.2bn Senior Secured Notes
Issuance upsized to include 6% call premium
8.00% - 9.00% coupon on new debt versus 12.00%-
14.75% current coupon
Potential annual interest savings of $22 million for
each $1 billion refinanced (1)
No upfront cash to Comet’s balance sheet;
interest savings would not satisfy funding gap
Investors will demand call protection on new debt,
limiting Saturn’s ability to refinance post-merger
Market perception of likelihood of strategic
transaction may impact pricing / terms
Junior Debt
Most-aggressive proposal indicated ability to refinance
$500mm Second Priority Notes
Market appetite for new issue likely limited and
expensive
No upfront cash to Comet’s balance sheet; interest
savings would not satisfy funding gap
Coupon not specified
Equity
Received indicative proposal for committed equity
offering of $200mm - $500mm
Mt. Kellett provided term sheet in Spring 2012 for
structured equity investment; however, proposal was
not fully committed
Execution may be challenged by uncertainty around
committed equity offering
Company only has 360mm available authorized
shares (increase would require shareholder vote)
Saturn pre-emptive rights
Likelihood of significant dilution:
Comments Illustrative Impact Analysis

- CONFIDENTIAL -
Illustrative WACC Analysis
Source: Bloomberg, Ibbotson and  Advantage Data.
(1) Based on yield-to-worst of currently outstanding traded notes.
Illustrative WACC Over Time
Max Debt Yields Prior to S-P Annc. Current
(10/11/11) (10/10/12) (11/30/12)
Cost of Equity 14.3% 14.5% 12.9%
Cost of Debt – At Par
Wtd Avg. Cost of Debt (Incl. Leases) – At Par 11.1% 11.1% 11.1%
(Less): Taxes @ 38% (4.2%) (4.2%) (4.2%)
After-Tax Cost of Debt – At Par 6.9% 6.9% 6.9%
WACC – At Par 9.1% 9.2% 9.5%
Cost of Debt – Based on Traded Notes Yield-to-Worst
Weighted Avg. Yield-to-Worst
(1)
27.4% 12.5% 9.2%
(Less): Taxes @ 38% (10.4%) (4.8%) (3.5%)
After-Tax Cost of Debt – At Yield-to-Worst 17.0% 7.8% 5.7%
WACC – At Yield-to-Worst 16.2% 9.8% 8.8%